Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

AMENDMENT NO. 4

THIS AMENDMENT NO. 4 (“Amendment”) to the MASTER DEVELOPMENT AND LICENSING AGREEMENT between TerreStar Networks Inc. (“TerreStar”) and Elektrobit, Inc. (“Elektrobit”), dated August 10, 2007, as amended (the “Agreement”), is made this 18th day of November, 2009 (“Effective Date”) by and between TerreStar Corporation, TerreStar and Elektrobit (collectively, the “Parties”). Capitalized terms that are not otherwise defined in this Amendment have the meaning defined in the Agreement.

RECITALS

WHEREAS, TerreStar and Elektrobit are parties to the Agreement;

WHEREAS, TerreStar and Elektrobit have entered into SOW (Commercial PDA Phone Specification Phase) dated December 19, 2008, relating to a study phase for development of a commercial PDA phone, and SOW (Starcomm Product Implementation Phase) dated April 15, 2009, which SOWs are expected to be two in a series of SOW’s relating to such development;

WHEREAS, on or prior to the Effective Date, TerreStar has paid to Elektrobit all invoices previously issued by Elektrobit pursuant to the Agreement;

WHEREAS, the Parties desire to add TerreStar Corporation as a party to the Agreement and modify the payment provisions of the Agreement as they apply to such development, on the terms and conditions set forth below; and

WHEREAS, in connection therewith and in partial consideration for such modification, the Parties have agreed to make certain other changes to the Agreement, all as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Amendments to the Agreement:

(a) TerreStar Corporation hereby guarantees to Elektrobit, payment of all amounts owed by TerreStar under this Agreement. TerreStar Corporation may make payments to Elektrobit for any or all outstanding and future invoices issued by Elektrobit to TerreStar under this Agreement.

(b) Article 1 of the Agreement is amended by the addition of a new Section 1.0, to read as follows:

“‘1.0 ‘Commercial PDA Phone Project’ means the Project involving the development of a commercial production PDA/phone handset based on the Reference Phone Rights, described in SOW (Commercial PDA Phone Specification Phase) dated December 19, 2008, SOW (Starcomm Product Implementation Phase) dated April 15, 2009, and such additional SOW’s as the Parties may enter into with respect to such Project, which, in each case, identify the Services under such SOW as being a part of the Commercial PDA Phone Project.”

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

(c) Article 1 of the Agreement is amended by the addition of a new Section 1.43.1, to read as follows:

“‘1.43.1 ‘Third Party Rights” means Intellectual Property Rights and other rights under Third Party Contracts and in respect of Third Party Contributions furnished or arranged by TerreStar to which TerreStar may, from time to time, grant Elektrobit rights pursuant to this Agreement or pursuant to a separate written agreement.”

(d) A new Section 2.1.4.1 is added to the Agreement immediately following Section 2.1.4, to read as follows:

“2.1.4.1 Special Payment Provisions relating to the Commercial PDA Phone Project. Notwithstanding the foregoing provisions of Section 2.1.4, the Parties agree to the following modifications with regard to amounts payable by TerreStar solely in respect of the Commercial PDA Phone Project. All invoices of Elektrobit for Services in respect of the Commercial PDA Phone Project shall be subject to the provisions of Section 2.1.4 above, provided that: (v) so long as TerreStar timely pays in full an amount equal to [***] percent ([***]%) of each such invoice or portion thereof that is Properly Payable, and shall otherwise be in full compliance with its payment and other obligations hereunder, TerreStar shall have the right to defer payment of the balance of such invoice until [***] (each amount so deferred being referred to herein as a “Deferred Amount”); (w) all Deferred Amounts shall bear interest at [***] percent ([***]%) per annum from the date such payment would be due in the absence of this Section 2.1.4.1 until the date of payment, it being understood that this clause shall not limit the application of the interest provisions set forth in Section 2.1.4, except to the extent required by applicable law; (x) in no event will the aggregate Deferred Amounts (without interest) exceed [***] ($[***]); (y) all Deferred Amounts, plus interest, will be immediately due and payable on [***] without demand by Elektrobit and no such amount shall be subject to dispute by TerreStar; and (z) in the event that TerreStar shall fail to pay any Properly Payable amount when due, then without limiting any other provision of this Agreement or any right or remedy available to Elektrobit, all Deferred Amounts will become immediately due and payable on the date the unpaid amount was Properly Payable, and all deferral rights of TerreStar pursuant to this Section shall be of no further force and effect.”

(e) Section 2.4.1 of the Agreement is amended by adding the following language at the end:

“Notwithstanding the foregoing, at any time prior to the acquisition by the Parties of joint ownership in such Reference Phone Rights as provided in Section 6.1, Elektrobit shall have the right to license such Reference Phone Rights to third parties as hereinafter provided for non-satellite applications (i.e. applications with no satellite component).”

(f) Section 2.4.2 of the Agreement is amended by adding the following at the end thereof:

“In addition and notwithstanding the restrictions set forth in the second (2nd) sentence of this Section, Elektrobit may exercise and license its interest in the Reference Phone Rights in connection with developing, implementing, providing and maintaining mobile satellite service or mobile satellite service with an ancillary terrestrial component, in either case using either the S-band or the L-band (or both) with respect to the development, implementation, operation and maintenance of services offered to the customers of (x) an entity other than TerreStar, or (y) any

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

entity not identified by TerreStar as an alliance partner (“Outside Customers”), provided that (i) neither Elektrobit nor any licensee thereof shall ship any such product to any Outside Customer prior to twelve (12) months after the launch of the TerreStar 1 satellite, and (ii) for those products that are subject to Section 2.4.4.2(a), for purposes of Section 2.4.4.2(a)(i), the royalty rate on such products shall be [***] percent ([***]%) rather than [***] percent ([***]%).”

(g) Section 3.2 of the Agreement is amended by adding the following underlined language.

“3.2 TerreStar Background Rights. TerreStar hereby grants, to the extent it has the right to do so, to Elektrobit a non-exclusive, non-transferable, irrevocable, perpetual, royalty-bearing (as provided for in this Section 3.2 with respect to Third Party Intellectual Property Rights and Section 2.4.4), worldwide and unlimited right and license, with the right to grant sublicenses, to utilize the TerreStar Background Rights and Third Party Rights in connection with the activities contemplated by this Agreement including without limitation end product manufacturing and commercial sales. Notwithstanding the foregoing, to the extent TerreStar Background Rights consist of third party Intellectual Property Rights, such license shall be subject to any additional restrictions, conditions and third party license fees required or imposed by such third party. TerreStar shall notify Elektrobit in writing if any TerreStar Background Rights contain third party Intellectual Property Rights, including notification of all applicable restrictions, conditions, and third-party license fees or that no such restrictions, conditions, and third-party license fees apply, as the case may be (the “TerreStar Third Party IP List”), or if any TerreStar Background Rights are otherwise subject to restrictions, conditions, and third-party license fees. Without limiting Section 9.2, nothing in this Agreement shall require TerreStar to acquire additional rights to third-party Intellectual Property Rights. TerreStar hereby notifies Elektrobit of the following with regard to third party Intellectual Property Rights incorporated into TerreStar Background Rights.

3.2.1 The rights licensed to TerreStar by Comneon GmbH (“Comneon”) with respect to the Comneon IP, as defined in the Master Development and Licensing Agreement between Comneon and TerreStar dated February 7, 2008 (the “Comneon MDLA”) are as set forth in Attachment A to this Amendment.

3.2.2 The rights licensed to TerreStar by Hughes Network Systems, LLC (“HNS”) with respect to Contractor Background IP and Contractor Foreground IP associated with the Chipset Work (all as defined in the Contract for the Design, Development and Supply of Satellite Base Station Subsystem (S-SBSS) dated February 6, 2007, as amended, between HNS and TerreStar (the “HNS Chipset Contract) are as set forth in Attachment B to this Amendment.

3.2.3 The rights licensed by TerreStar to Elektrobit with respect to the Digital Voice Systems, Inc. Vocoder Technology are as set forth in the Sublicense Agreement between TerreStar and Elektrobit dated August 5, 2008.

3.2.4 The rights licensed to TerreStar by ATC Technologies, Inc. (“ATC”) with respect to the ATC Intellectual Property are as set forth in the Second Amended and Restated Intellectual Property Assignment and License Agreement, dated November 21, 2006 and effective as of October 1, 2006 between TerreStar and ATC attached to this Amendment as Attachment C.

Notwithstanding the foregoing, the license granted by TerreStar to Elektrobit with regard to third party Intellectual Property Rights is limited to use only for purposes of developing, manufacturing, having manufactured and selling commercial products for use on the TerreStar Network (including use of the Reference Phone with a terrestrial cellular network in conjunction with the TerreStar Network).”

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

(h) Section 3.3 of the Agreement is amended by the deletion thereof in its entirety.

2. Except as specifically amended, the Agreement remains in full force and effect, and is ratified and confirmed.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the Effective Date set forth above.

TERRESTAR NETWORKS INC.	ELEKTROBIT, INC.

Signature	Signature

President	VP & GM
Title	Title

Jeffrey W. Epstein	Jani Lyrintzis
Name	Name

November 17, 2009	November 18, 2009
Date	Date

TERRESTAR CORPORATION

Signature

President
Title

Jeffrey W. Epstein
Name

November 17, 2009
Date

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

ATTACHMENT A – COMNEON IP

The rights licensed to TerreStar by Comneon GmbH (“Comneon”) with respect to the Comneon IP, as defined in the Master Development and Licensing Agreement between Comneon and TerreStar dated February 7, 2008 (the “Comneon MDLA”) are as set forth in this Attachment A.

1. Definitions. The definitions used in this Attachment A apply only to this Attachment A.

“Comneon IP” means any Intellectual Property incorporated in or necessary for the use of any Deliverable. including the IMS Software, but excluding (i) any Intellectual Property in the Production Client that is created by or on behalf of Comneon under this Comneon MDLA (the “Production Client IP”) and (ii) any TerreStar-Contributed IP. For the avoidance of doubt, the Production Client IP does not include any Intellectual Property Rights in the IMS Device Framework, whether developed before or after the execution of the Production Client SOW.

“Field Trial Work” means the first phase of the three-phased approach under this Comneon MDLA consisting of integrating the IMS Device Framework on certain Reference Clients utilizing certain third party platforms for proof of concept and testing purposes.

“IMS-Incorporated Handset” means any handset onto which the IMS Production Client has been integrated in connection with this Comneon MDLA.

“IMS Software” means the IMS Device Framework together with the applicable Reference Client.

“IMS Device Framework” means the Comneon IMS device framework software that controls communications with the back-end IMS.

“Intellectual Property” or “‘IP” means any and all intellectual property, including without limitation any software, processes, ideas, concepts, mask works, any copyrighted materials, and any similar intellectual or industrial property.

“Intellectual Property Rights” or “IPR” means any intellectual property rights recognized in any country or jurisdiction anywhere in the world, whether now in effect or subsequently enacted, such as patents, patent applications, continuations, registered designs, copyrights, moral rights, know-how, trade secrets, and any other intellectual property rights eligible for statutory protection and all registrations and applications for registration therefor.

“Reference Client” means the generic (non-customized) user interface layer and application logic used to provide a particular set of features bundled together on a reference handset, and all associated documentation.

2. License Grant by Comneon. Comneon grants to TerreStar a non-exclusive, irrevocable (except in cases described in Article 10.3.B), non-transferable, sub-licensable, worldwide, right and license to the Comneon IP, for the Purpose only, solely:

(a) to use and have used, reproduce, distribute, modify and make derivative works of the IMS Software and any associated Deliverables during and in connection with the Field Trial Work;

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

(b) to use and have used, reproduce, distribute, modify and make derivative works of the IMS Software to integrate the IMS Software into handsets and to make, have made, import, sell and have sold the IMS Software as embedded in IMS-Incorporated Handsets;

(c) to use and have used, reproduce, distribute, modify and make derivative works of the IMS Software embedded in a handset for purposes of testing, using, operating and/or maintaining the IMS Software embedded in a handset activated by a Subscriber, which license shall be perpetual; and

(d) to sublicense all of the foregoing rights, subject, however, to Comneon’s prior written consent, which must not be unreasonably withheld; provided, however, TerreStar sublicensing to an Alliance Partner shall be deemed pre-approved by Comneon and provided, however, TerreStar shall not sublicense the Comneon IP in source code to any third party other than a TerreStar supplier, manufacturer or Alliance Partner, or supplier or manufacturer of any Alliance Partner. TerreStar shall require any sublicensee to whom it sublicenses the Comneon IP in source code to enter into a written agreement under which sublicensee agrees to comply with terms consistent with the licenses granted herein and the confidentiality provisions set forth in Article 9. For the avoidance of doubt, TerreStar shall be responsible for the performance of its obligations hereunder by its sublicensees, including the payment of applicable royalties under Section 5.4.

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

ATTACHMENT B – HUGHES NETWORK SYSTEMS IP

The rights licensed to TerreStar by Hughes Network Systems, LLC (“HNS”) with respect to the Chipset Work, as defined in the ADDENDUM AND AMENDMENT TO CONTRACT BETWEEN TERRESTAR NETWORKS INC. AND HUGHES NETWORK SYSTEMS, LLC FOR DESIGN, DEVELOPMENT AND SUPPLY OF SATELLITE BASE STATION SUBSYSTEM (S-BSS) between HNS and TerreStar dated April 13, 2007 (the “Addendum”) are as set forth in this Attachment B.

1. Definitions. The definitions used in this Attachment B apply only to this Attachment B.

“Chipset Work” means the Work to be performed by HNS in connection with the development of the Satellite Chipset.

“Deliverable Item” means the Chipset Work.

“HNS Foreground IP” means all IP developed by or on behalf of HNS or TerreStar as a result of or arising from HNS’ or TerreStar’s (as applicable) performance under this Contract, which is incorporated in or necessary for the use of any Deliverable Item.

“HNS Background IP” means (i) all IP owned or controlled or licensed by HNS as of EDC, and incorporated in or necessary for the use (as expressly provided for herein) of any Deliverable Item, and (ii) all IP conceived or developed by Contractor after EDC other than in connection with this Contract, and incorporated in or necessary for the use (as expressly provided for herein) of any Deliverable Item.

“Production Unit” means any chipset manufactured as a production unit and embodying any Contractor Background IP or Foreground IP of HNS.

“Satellite Chipset” means the chips being developed by HNS pursuant to the Addendum that will make up the satellite baseband portion of the MTs.

2. License Grant by HNS. HNS grants to TerreStar a fully paid-up, irrevocable, perpetual, transferable, worldwide, nonexclusive right and license to all HNS Background IP and HNS Foreground IP associated with the Chipset Work solely for the purposes of using and supporting the Satellite Chipset and Production Units for use with the TerreStar Network; and (ii) sell, offer for sale, distribute and import the Satellite Chipsets and Production Units to third party suppliers for incorporation into MTs marketed for use on the TerreStar Network. TerreStar may sublicense such rights to third party contractors engaged by TerreStar in connection with the operation and maintenance of the TerreStar Network and the sale and use of MTs, including any component thereof.

Confidential treatment has been requested for portions of this exhibit and such portions have been filed separately with the Commission. The copy filed herewith omits the information for which confidential treatment has been requested and replaces it with [***].

ATTACHMENT C – ATC TECHNOLOGIES SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

(previously filed as Exhibit 99.1 to Form 8-K dated November 28, 2006 and incorporated by reference herein)